Exhibit (12)

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


                                            NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY
                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                     (In Millions) (Unaudited)



                                                                                For The Year Ended December 31,
                                                           1996              1995             1994            1993          1992
                                                          -----              ----             ----            ----          ----
Earnings

   Earnings before Interest Expense,
    Extraordinary Item and Cumulative
    Effect of Change in Accounting Principle             $  796.6            $659.4           $637.3          $281.3        $676.3

   Federal, State and Local Income Taxes                    403.2             312.5            268.2           (39.1)        240.9

   Estimated Interest Portion of Rental Expense              27.4              28.0             28.3            27.8          30.2
                                                         --------            ------           ------          ------        ------

       Total Earnings                                    $1,227.2            $999.9           $933.8          $270.0        $947.4
                                                         ========            ======           ======          ======        ======


Fixed Charges

   Total Interest Deductions                             $  142.1            $153.9           $163.0          $175.0        $189.7

   Estimated Interest Portion of Rental Expense              27.4              28.0             28.3            27.8          30.2
                                                         --------            ------           ------          ------        ------

       Total Fixed Charges                               $  169.5            $181.9           $191.3          $202.8        $219.9
                                                         ========            ======           ======          ======        ======

Ratio of Earnings to Fixed Charges                           7.24              5.50             4.88            1.33          4.31
                                                         ========            ======           ======          ======        ======

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